Exhibit 4.7

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FIRST AMENDMENT TO THE INDENTURE OF THE FIRST (1st) ISSUE OF NON-CONVERTIBLE INTO STOCKS, SIMPLE DEBENTURES IN TWO (2) SERIES FOR PUBLIC DISTRIBUTION, WITH RESTRICTED EFFORTS, OF VITRU BRASIL EMPREENDIMENTOS, PARTICIPAÇÕES E COMÉRCIO S.A.

ENTERED INTO BY AND AMONG

VITRU BRASIL EMPREENDIMENTOS, PARTICIPAÇÕES E COMÉRCIO S.A.,

as Issuer,

PENTÁGONO S.A. DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS,

as Trustee,

and

SOCIEDADE EDUCACIONAL LEONARDO DA VINCI LTDA.;

SOCIEDADE EDUCACIONAL DO VALE DO ITAPOCU LTDA.;

FAC EDUCACIONAL LTDA.;

FAIR EDUCACIONAL LTDA.; and

CESUMAR – CENTRO DE ENSINO SUPERIOR DE MARINGÁ LTDA.

As Guarantors.

NOVEMBER 22, 2022

FIRST AMENDMENT TO THE INDENTURE OF THE FIRST (1st) ISSUE OF NON-CONVERTIBLE INTO STOCKS, SIMPLE DEBENTURES IN TWO (2) SERIES FOR PUBLIC DISTRIBUTION, WITH RESTRICTED EFFORTS, OF VITRU BRASIL EMPREENDIMENTOS, PARTICIPAÇÕES E COMÉRCIO S.A.

By this private instrument, on the one hand,

(a)VITRU BRASIL EMPREENDIMENTOS, PARTICIPAÇÕES E COMÉRCIO S.A., a stock corporation not registered as a publicly-held corporation with the Brazilian Securities Commission ("CVM"), with its principal place of business located in the City of Florianópolis, State of Santa Catarina, at Rodovia José Carlos Daux, n. 5500, sala T, 2º andar, Torre Jurerê A, Saco Grande - CEP: 88.032-005, enrolled with the National Register of Legal Entities of the Ministry of Finance ("CNPJ/ME") under No. 20.512.706/0001-40, herein represented under its By-laws ("Issuer");

and, on the other hand,

(b)PENTÁGONO S.A. DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS, a financial institution, with a branch located in the city of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, no. 2.954, 10º andar, Cj. 101, Jardim Paulistano, CEP 01.451-000, enrolled with the National Register of Legal Entities of the Ministry of Finance ("CNPJ/ME") under No. 17.343.682/0003-08, as representative of common interests of the holders of the debentures under this issue ("Debenture holders"), pursuant to Law No. 6,404, of December 15, 1976, as amended ("Brazilian Corporation Law"), herein represented under its By-laws ("Trustee");

and, also, as guarantors,

(c)SOCIEDADE EDUCACIONAL LEONARDO DA VINCI LTDA., a limited liability company, with its principal place of business located in the City of Indaial, State of Santa Catarina, at Rodovia BR 470, KM 71, no. 1040, Benedito, CEP 89.080-001, enrolled with the National Register of Legal Entities of the Ministry of Finance ("CNPJ/ME") under No. 01.894.432/0001-56, herein represented under its Articles of Association (“UNIASSELVI”);

(d)SOCIEDADE EDUCACIONAL DO VALE DO ITAPOCU LTDA., a limited liability company, with its principal place of business located in the City of Guaramirim, State of Santa Catarina, at Rodovia BR 280, no. 15.885, KM 60, Imigrantes, CEP 89.270-000, enrolled with the National Register of Legal Entities of the Ministry of Finance ("CNPJ/ME") under No. 03.819.722/0001-60, herein represented under its Articles of Association (“SEVITA”);

(e)FAC EDUCACIONAL LTDA., a limited liability company, with its principal place of business located in the City of Cuiabá, State of Mato Grosso, at Av. Fernando Correa da Costa, no. 374, Poção, CEP 78.015-600, enrolled with the National Register of Legal Entities of the Ministry of Finance ("CNPJ/ME") under No. 20.705.425/0001-03, herein represented under its Articles of Association (“FAC”);

(f)FAIR EDUCACIONAL LTDA., a limited liability company, with its principal place of business located in the City of Rondonópolis, State of Mato Grosso, at Rua Arnaldo Estevão de Figueiredo, no. 758, andar 1, Centro, CEP 78.700-150, enrolled with the National Register of Legal Entities of the Ministry of Finance ("CNPJ/ME") under No. 20.088.672/0001-08, herein represented under its Articles of Association (“FAIR”);

(g)CESUMAR – CENTRO DE ENSINO SUPERIOR DE MARINGÁ LTDA., a limited liability company, with its principal place of business located in the City of Maringá, State of Paraná, at Avenida Guedner, no. 1.610, bairro Zona 8, CEP 87.050-390, enrolled with the National Register of Legal Entities of the Ministry of Finance ("CNPJ/ME") under No. 79.265.617/0001-99, herein represented under its Articles of Association (“CESUMAR” and together with UNIASSELVI, SEVITA, FAC, and FAIR, the “Guarantors”);

Issuer, Trustee and Guarantors are hereinafter referred to collectively as the "Parties" and individually and severally as a "Party";

WHEREAS:

A.The Parties entered into, on May 17, 2022, the Indenture of the first (1st) Issue of Non-Convertible into Stocks, Simple Debentures in two (2) Series for Public Distribution, with Restricted Efforts of Vitru Brasil Empreendimentos, Participações e Comércio S.A.” (“Indenture” or “Indenture of Issue”), which was duly filed with Board of Trade of the State of Santa Catarina (JUCESC) under No. ED006301000, on May 26, 2022;
B.the fulfillment of the precedent conditions set forth in the "Quotas Purchase Agreement and Other Covenants, entered into on August 23, 2021 ("SPA");
C.in a minutes of the extraordinary general meeting of CESUMAR, held on November 7, 2022 (“Quotaholders Meeting”), to be filed with the Board of Trade of the State of Paraná (“JUCEPAR”), it was approved, among other matters, to create the fiduciary assignment of credit rights owned by CESUMAR under the Fiduciary Assignment Agreement (as defined in the Indenture of Issue), as well as to execute all documents necessary for the creation of the Fiduciary Assignment (as defined in the Indenture of Issue); and
D.pursuant to Clause 5.6.1.14 of the Indenture of Issue, the Parties have undertaken to amend the Indenture of Issue after the Acquisition to include CESUMAR as guarantor and principal payer, jointly and severally liable with the other Guarantors and with Issuer for the payment of the Guaranteed Obligations;

NOW, THEREFORE, THE PARTIES resolve to amend the Indenture of Issue, by means of this “[1]st Amendment to the Indenture of the first (1st) Issue of Non-Convertible into Stocks, Simple Debentures in two (2) Series for Public Distribution, with Restricted Efforts of Vitru Brasil Empreendimentos, Participações e Comércio S.A.” (“Amendment”) under the following clauses and conditions:

The capitalized words herein, whether singular or plural, shall have the meaning ascribed to them in the Indenture of Issue, even if subsequent to their use.

1	AUTHORIZATION
1.1No General Meeting of Debenture holders (as defined in the Indenture of Issue) and/or corporate approval is required for the Parties to enter into this Amendment as provided in Clause 5.6.1.14 of the Indenture of Issue.

2FILING OF THE AMENDMENT
2.1This Amendment shall be filed with the JUCESC, pursuant to Article 62, paragraph 3, of the Brazilian Corporation Law, and with the Competent Registry Offices of Deeds and Documents, pursuant to Article 129 of Law No. 6,015, of December 31, 1973, as amended, subject to the deadlines provided for in Clause 2.1.1(v) of the Indenture of Issue, as well as with the Corporate Guarantee Offices, pursuant to Clause 2.3 of the Indenture of Issue.
3AMENDMENTS TO THE INDENTURE OF ISSUE
3.1The Parties agree that CESUMAR shall be guarantor and principal payer of the Guaranteed Obligations, jointly and severally liable with the other Guarantors and with Issuer for the timely and full payment of the Guaranteed Obligations.
3.2As of this date, the definition of Corporate Guarantor contained in the Indenture of Issue will encompass the guarantee provided by CESUMAR, and CESUMAR will also be deemed as Guarantor under the Indenture of Issue for all legal purposes.
3.3The Parties by mutual agreement include the clause 13.11.1.1 below, so as to read as from the date of signature of this Amendment, as follows:

“13.11.1.1 Based on the financial statements for the fiscal year ended on December 31, 2021, the net assets of CESUMAR is Four Hundred and Twenty-One Million, Two Hundred and Twenty-Two Thousand, Eight Hundred and Twenty-Seven Brazilian Reais and Seventeen cents (R$421,222,827.17), provided that said assets may be affected by other obligations, including collaterals or personal guarantees, undertaken and/or that may be undertaken by CESUMAR before third parties."

4REPRESENTATIONS
4.1Issuer and Guarantors, including CESUMAR, hereby reiterate all obligations undertaken and all representations and warranties made in the Indenture of Issue as if transcribed herein.
4.2Issuer and Guarantors, including CESUMAR, hereby represent and warrant that all representations and warranties set forth in the Indenture of Issue are true, correct and fully valid and effective as of the date of execution of this Amendment.
5RATIFICATION OF THE INDENTURE OF ISSUE
5.1The amendments made in the Indenture of Issue herein do not imply novation, and therefore all obligations, clauses, terms, representations and conditions hereunder not expressly amended by this Amendment will remain valid and in force and are hereby ratified.
6MISCELLANEOUS
6.1No waiver of any of the rights arising out of this Indenture of Issue by means of the changes set forth in this Amendment shall be presumed. Thus, no delay, omission or liberality in exercising any right, power or remedy by Trustee and/or the Debenture holders by reason of any default of Issuer shall impair such rights, powers or remedies, or will be deemed as a waiver thereof, nor shall it create novation or precedent with respect to any other default or delay.

6.2This Amendment is executed on an irrevocable and irreversible basis and is binding upon the Parties and their successors.
6.3If any of the provisions of this Indenture is held as illegal, invalid or ineffective, all other provisions hereof shall prevail, and the Parties undertake, in good faith, to replace the affected provision by another that, to the extent possible, produces the same effect.
6.4This Amendment and the Debentures constitute extrajudicial enforcement instruments under article 784, subparagraphs I and II of the Code of Civil Procedure, and the obligations terminated therein are subject to specific performance, pursuant to the provisions of articles 815 and following of the Code of Civil Procedure, without implying a waiver of any other action or remedy, whether judicial or not, seeking to safeguard the rights under the Indenture.
6.5This Amendment to the Indenture of Issue is governed by under the laws of the Federative Republic of Brazil.
7ELECTRONIC SIGNATURE AND JURISDICTION
7.1This Amendment to the Indenture of Issue shall be signed by electronic, digital and/or computerized means, provided that the Parties acknowledge this form of contracting as valid and fully effective, constituting a legitimate and sufficient form for the proof of identity and validity of the Parties' statement of will to execute eventual amendments, and shall, in any case, comply with the rules in force for verification of the authenticity of the Parties' signatures, provided that it is established with certification within the ICP - BRASIL standards, in accordance with article 107 of the Civil Code and article 10,  Paragraph 1, of Executive Order No. 2,200-2 of August 24, 2001.
7.2The courts of the City of São Paulo, State of São Paulo, are hereby elected to settle any doubts or controversies arising out of this Amendment, with the exclusion of any other, no matter how privileged it may be or may become.

In witness whereof, Issuer, Trustee and Guarantors have executed this Amendment, in digital form, together with the two (2) undersigned witnesses.

São Paulo, November 22, 2022.

(The signatures are available on the following pages)